                                                                                          Exhibit 99.1

MGM RESORTS WELCOMES LEADERS OF IAC

TO BOARD OF DIRECTORS

Appointment Comes After IAC Makes Significant Investment in MGM

LAS VEGAS (August 20, 2020) – MGM Resorts International (NYSE: MGM) today appointed IAC/InterActiveCorp (IAC) (NASDAQ: IAC) leaders, Chairman and Senior Executive Barry Diller and CEO Joey Levin, to the Company’s Board of Directors, which is now comprised of 14 members.

“We couldn’t be more excited to welcome Barry and Joey to our board and to benefit from their collaboration as MGM Resorts continues developing innovative products and elevating our leadership in digital experience,” said Paul Salem, Chairman of the MGM Resorts Board of Directors. “IAC’s significant investment, expertise and support come at a pivotal time and will play a key role in MGM’s strategy to seize emerging opportunities and lead the industry with unparalleled in-person and digital experiences.”

IAC recently announced a significant investment in MGM Resorts citing the exciting growth potential of online gaming and sports betting, calling it a “…unique opportunity … to own a meaningful piece of a preeminent brand in a large category with immense potential to move online.”

“We are excited to collaborate with IAC.  We believe that Barry and Joey bring the know how and vision to help us to marry our online and resort-based experiences and build brand loyalty to increase our wallet share in each area.  We could not ask for more talented people to bring this expertise to our board room and all of our shareholders will benefit from their presence,” said Bill Hornbuckle, CEO and President of MGM Resorts.  “Barry and Joey are joining a board of incredibly diverse and talented individuals and this addition brings new skill sets that the entire group will benefit from. The possibilities for growth are significant and we look forward to what the future holds.”

Barry Diller is the Chairman and Senior Executive of IAC and the Chairman and Senior Executive of Expedia, Inc. From 1995 to late 2010, Mr. Diller served as the Chairman and the Chief Executive Officer of IAC. Since December 1992, beginning with QVC, Mr. Diller has served as chief executive for a number of predecessor companies engaged in media and interactivity prior to the formation of IAC. From October 1984 to April 1992, Mr. Diller served as Chairman and Chief Executive Officer of Fox, Inc. and was responsible for the creation of Fox Broadcasting Company in addition to Fox's motion picture operations.

Before joining Fox, Mr. Diller served for 10 years as the Chairman and Chief Executive of Paramount Pictures Corporation. In March 1983, in addition to Paramount, Mr. Diller became President of the conglomerate's newly formed Entertainment and Communications Group, which included Simon & Schuster, Inc., Madison Square Garden Corporation and SEGA Enterprises, Inc. Prior to joining Paramount, Mr. Diller served as Vice President of Prime Time Television for ABC Entertainment. His Broadway credits include To Kill A Mockingbird; The Iceman Cometh; Carousel; Three Tall Women; A Doll’s House, Part 2; The Humans; and Betrayal. Through his foundation Mr. Diller has supported projects for Roundabout Theatre Company, Signature Theatre, The Public Theater, and Motion Picture & Television Fund, and is creating Little Island, a park and performance center in the Hudson River.

Mr. Diller serves on the board of The Coca-Cola Company and is also a member of The Business Council.

Joey Levin is the Chief Executive Officer (CEO) of IAC and serves on IAC’s Board of Directors. Prior to this, Mr. Levin served in various roles at IAC since he joined the company in 2003 working in the Mergers & Acquisitions group.  He assumed his first operating leadership role in 2009 as CEO of Mindspark Interactive, a division of IAC, and has led various businesses for IAC until his appointment to CEO and the Board of Directors in 2015.  Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) in San Francisco.

Mr. Levin is currently Chairman of the boards of Match Group, Inc. (NASDAQ: MTCH) and ANGI Homeservices Inc. (NASDAQ: ANGI) and serves on the Board of Directors of Turo. He has previously served as a Director of several publicly traded consumer technology companies including Groupon, Inc. (NASDAQ: GRPN), LendingTree, Inc, (NASDAQ: TREE), and The Active Network (NYSE: ACTV) through its IPO and up until its sale to Vista Equity Partners. He graduated from the Jerome Fisher Program in Management & Technology from the University of Pennsylvania, with a B.S. in Economics from the Wharton School and a B.A.S. in Engineering from the School of Engineering and Applied Sciences. Mr. Levin also currently serves on the Undergraduate Executive Board of Wharton School.

###

ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 29 unique hotel and destination gaming offerings in the United States and Macau, including some of the most recognizable resort brands in the industry such as Bellagio, MGM Grand, ARIA and Park MGM. The Company’s 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” initiative, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has based these statements on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company's expectations regarding the Company’s ability to execute on its strategic goals and become a leader in online and digital experiences. A number of important factors could cause actual results to differ materially from those indicated in such forward-looking statements, including the continued impact of the COVID-19 pandemic on the Company's business, effects of economic and market conditions in the markets in which the Company operates, competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, and risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

SOURCE: MGM Resorts International

MGM RESORTS CONTACTS:
Media:	Investment Community:
BRIAN AHERN	CATHERINE PARK
Director, Media Relations	Executive Director, Investor Relations
media@mgmresorts.com	cpark@mgrmesorts.com